UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33354	03-0561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

328 West 77th Street, New York, New York	10024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 877-1588 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2009, Alpha Security Group Corporation (NYSE Alternext US:  HDS; HDS-WT; HDS-U) (the “Company” or “Alpha”) issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company received a letter on April 6, 2009, from NYSE Amex LLC (the “AMEX”) indicating that as a result of the Company’s failure to file its Annual Report on Form 10-K for the period ended December 31, 2008 with the Securities and Exchange Commission by March 31, 2009 (the deadline for filing its Form 10-K), the Company is not in compliance with the AMEX’s requirements for continued listing set forth in Sections 134 and 1101 of the NYSE Amex LLC Company Guide (the “AMEX Company Guide”), and this constitutes a material violation of its listing agreement and could serve as a basis for delisting the Company’s securities from the AMEX. Sections 134 and 1101 of the AMEX Company Guide requires the Company to file all required reports with the AMEX on or before the date they are required to be filed with the Securities and Exchange Commission.

The Company must submit a plan of compliance (“Plan”) by April 20, 2009, advising the AMEX of action it has taken, or will take, that will bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide by no later than July 6, 2009 (the “Plan Period”).  If the Company does not submit a Plan, or submits a Plan that is not accepted, it will be subject to delisting proceedings.  Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by July 6, 2009, or does not make progress consistent with the Plan during the Plan Period, the AMEX staff will initiate delisting proceedings as appropriate.  The Company expects to be in a position to submit the Form 10-K not later than April 30, 2009.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated April 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Alpha has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 10, 2009

ALPHA SECURITY GROUP CORPORATION
By:	/s/ Steven M. Wasserman
	Name:	Steven M. Wasserman
	Title:	Chief Executive Officer, Chief Financial Officer, President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 10, 2009